UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 31, 2017

TENNANT COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

JPMorgan Credit Facility

On April 4, 2017, Tennant Company (the “Company”) and the Foreign Subsidiary Borrowers from time to time party thereto entered into a Credit Agreement (the “2017 Credit Agreement”) with JPMorgan Chase Bank, N. A. (“JPMorgan”), as administrative agent, Goldman Sachs Bank USA, as syndication agent, Wells Fargo, National Association, U.S. Bank National Association, and HSBC Bank USA, National Association, as co-documentation agents, and the Lenders (including JPMorgan) from time to time party thereto.  The 2017 Credit Agreement provides the Company and certain of its foreign subsidiaries access to a senior secured credit facility until April 4, 2022, consisting of a multi-tranche term loan facility in an amount up to $400 million and a revolving facility in an amount up to $200 million with an option to expand the revolving facility by $150 million, with the consent of the Lenders willing to provide additional borrowings in the form of increases to their revolving facility commitment or funding of incremental term loans.  Borrowings may be denominated in U.S. dollars or certain other currencies.

The fee for committed funds under the revolving facility of the 2017 Credit Agreement ranges from an annual rate of 0.175% to 0.35%, depending on the Company’s leverage ratio.  Borrowings denominated in U.S. dollars under the 2017 Credit Agreement bear interest at a rate per annum equal to (a) the greatest of (i) the prime rate, (ii) the federal funds rate plus 0.50% and (iii) the adjusted LIBO rate for a one month period, but in any case, not less than 0%, plus, in any such case, 1.0%, plus an additional spread of 0.075% to 0.90% for revolving loans and 0.25% to 1.25% for term loans, depending on the Company’s leverage ratio, or (b) the LIBO Rate, as adjusted for statutory reserve requirements for eurocurrency liabilities, but in any case, not less than 0%, plus an additional spread of 1.075% to 1.90% for revolving loans and 1.25% to 2.25% for term loans, depending on the Company’s leverage ratio.

In connection with the 2017 Credit Agreement, the Company granted the lenders a security interest in substantially all its personal property, and pledged the stock of its domestic subsidiaries and 65% of the stock of its first tier foreign subsidiaries.  The obligations under the 2017 Credit Agreement are also guaranteed by certain of the Company’s first tier domestic subsidiaries and those subsidiaries also provided a security interest in their similar personal property.

The 2017 Credit Agreement contains customary representations, warranties and covenants, including but not limited to covenants restricting the Company’s ability to incur indebtedness and liens and merge or consolidate with another entity.  Further, the 2017 Credit Agreement contains the following covenants:

•                  a covenant requiring the Company to maintain an indebtedness to EBITDA ratio, determined as of the end of each of its fiscal quarters, prior to the repayment of the

$300 million tranche of term loans, of no less than (i) for the fiscal quarter ending on or about June 30, 2017, 4.25 to 1.00, (ii) for the fiscal quarter ending on or about September 30, 2017, 4.00 to 1.00, (iii) for the fiscal quarter ending on or about December 31, 2017, 3.75 to 1.00 and (iv) for each fiscal quarter thereafter, 3.50 to 1.00, with certain alternative requirements for permitted acquisitions greater than $50,000,000;

•                  a covenant requiring the Company to maintain an indebtedness to EBITDA ratio, determined as of the end of each of its fiscal quarters, after the repayment of the $300 million tranche of term loans, of no less than (i) for the fiscal quarter ending on or about June 30, 2017, 4.50 to 1.00, (ii) for the fiscal quarters ending on or about September 30, 2017 and December 31, 2017, 4.25 to 1.00, and (iii) for each fiscal quarter thereafter, 4.00 to 1.00, with certain alternative requirements for permitted acquisitions greater than $50,000,000;

•                  a covenant requiring the Company to maintain a senior secured net indebtedness to EBITDA ratio, determined as of the end of each of its fiscal quarters, after the repayment of the $300 million tranche of term loans, of no less than 3.50 to 1.00, with certain alternative requirements for permitted acquisitions greater than $50,000,000;

•                  a covenant requiring the Company to maintain an EBITDA to interest expense ratio for a period of four consecutive fiscal quarters as of the end of each quarter of no less than 3.50 to 1; and

•                  a covenant restricting the Company from paying dividends or repurchasing stock if, after giving effect to such payments and assuming no default exists or would result from such payment, the Company’s leverage ratio is greater than 2.50 to 1, in such case limiting such payments to an amount ranging from $50 million to $75 million during any fiscal year based on the Company’s leverage ratio after giving effect to such payments.

The full terms and conditions of the credit facility are set forth in the 2017 Credit Agreement.  A copy of the 2017 Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

Prudential Notes

On March 31, 2017, the Company repaid all obligations evidenced by notes (the “Notes”) issued  under the Private Shelf Agreement, as amended (the “Note Agreement”), dated as of July 29, 2009, among Tennant, PGIM, Inc. (formerly known as Prudential Investment Management,

Inc.), and each Prudential Affiliate bound by certain provisions thereof, and terminated the Note Agreement.

The Company incurred and paid an early termination penalty in connection with the repayment of the Notes.

JPMorgan Credit Facility

Upon entry into the 2017 Credit Agreement described above under Item 1.01, the Company repaid all obligations under and terminated the Credit Agreement (the “2011 Credit Agreement”) with JPMorgan Chase Bank, N. A. (“JPMorgan”), as administrative agent and collateral agent, U.S. Bank National Association, as syndication agent, Wells Fargo Bank, National Association, and RBS Citizens, N.A., as co-documentation agents, and the Lenders (including JPMorgan) from time to time party thereto, as amended.

The Company did not incur an early termination penalty in connection with the termination of the 2011 Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” with respect to the 2017 Credit Agreement is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are filed herewith:

10.1  Credit Agreement dated as of April 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TENNANT COMPANY

Date: April 5, 2017	/s/ Heidi M. Wilson
Heidi M. Wilson
Senior Vice President, General Counsel and Secretary